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                           FEDERATED INVESTORS, INC.

                 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN
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     1.   Purpose.  The purposes of the Executive Annual Incentive Compensation
Plan ("Plan") are to provide a performance incentive to certain executive officers and other key employees of Federated Investors, Inc. and its subsidiaries, to encourage such executives and employees to remain in the employ of Federated Investors, Inc. and its subsidiaries, and to qualify the compensation paid under the Plan for tax deductibility under Internal Revenue Code ("IRC") Section 162(m).

     2. Definition. For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Award" shall mean a portion of the Incentive Pool payable to a Participant as determined pursuant to Section 4. Awards shall be paid in cash.

     (b)  "Board" shall mean the Board of Directors of Federated.

     (c)  "CEO" shall mean the Chief Executive Officer of Federated.

     (d) "Federated" shall mean Federated Investors, Inc. and shall include any corporation that is or hereafter becomes a subsidiary corporation of Federated Investors, Inc. within the meaning of IRC Section 424(f).

     (e) "Incentive Pool" shall mean a pool of funds specified by the CEO in accordance with Section 4, out of which Awards may be made to Participants.

     (f) "Operating Profits" shall mean Federated's (i) annual total revenues, less (ii) distributions to minority interests, and less (iii) total expenses excluding amortization of intangibles (including write-offs from revaluations) and debt expenses (including, without limitation, interest and loan fees), as reflected in Federated's audited annual financial statements.

     (g) "Participant" shall mean the CEO and any executive officer of Federated who qualifies as a "covered person" for purposes of IRC
          Section 162(m), and who the CEO designates to participate in the Plan for a specific fiscal year.

     3. Administration. The Plan shall be administered by the CEO. The CEO is authorized, subject to the provisions of the Plan, in his discretion, from time to time to
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select Participants; to grant Awards under the Plan; to establish, modify, or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make such determinations and interpretations and to take such steps in connection with the Plan or the Awards granted thereunder as he deems necessary or advisable. All such actions by the CEO under the Plan or with respect to the Awards granted thereunder shall be final and binding on all persons. The CEO shall not be liable for any action taken, or determination made in good faith.

     4.   Awards.

     (a) Creation of Incentive Pool. The Incentive Pool for each fiscal year shall equal 7.5% of Operating Profits.

     (b) Allocation of Incentive Pool. On or before on or before the 90th day of the fiscal year to which the Incentive Pool relates, the CEO shall allocate in writing on behalf of each Participant, a portion of the Incentive Pool (not to exceed 40% on behalf of any Participant) to be paid for each fiscal year.

     (c) Adjustments. The CEO is authorized at any time during or after the fiscal year and prior to the payment of the Awards for such fiscal year in his sole and absolute discretion, to reduce or eliminate the Incentive Pool or the portion of the Incentive Pool allocated to any Participant, for any reason, including without limitation changes in the position or duties of any Participant with Federated during the year, whether due to any termination of employment (including death, disability, retirement or termination with or without cause) or otherwise.

     (d)  Payment of Awards.

          (i) Following the completion of each fiscal year, the CEO shall certify in writing the amount of the Incentive Pool and Awards payable to Participants.

          (ii) In the event a Participant terminates employment for any reason during a fiscal year or prior to an Award payment, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Award for such year unless the CEO, in his sole and absolute discretion, elects to pay an Award to such Participant.

          (iii) In the event of the death of a Participant, any payments hereunder due to such Participants shall be paid to his or her beneficiary as designated in writing to the CEO or failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the CEO prior to the date of death of the Participant.
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     5.   General Provisions.

     (a) Taxes. Federated is authorized to withhold from any payment relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with such Award or payment, and to take such other action as the CEO may deem advisable to enable Federated and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.

     (b) Limitation on Rights Conferred under Plan and Beneficiaries. Status as Participants shall not be construed as a commitment that any Award will be payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Participant any right to continue in the employ of Federated or constitute any contract or agreement of employment, or interfere in any way with the right of Federated or a subsidiary to reduce such person's compensation, to change the position held by such person or to terminate the employment of such Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall effect any other contractual right or any Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

     (c) Changes to the Plan and Awards. Notwithstanding anything herein to the contrary, the Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore granted to any Participant which has not been paid. No award may be granted during any suspension of the Plan or after the termination. Any such amendment may be made without stockholder approval.

     (d) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan shall give any such Participants any rights that are greater than those of a general creditor of Federated, except the CEO may authorize the creation of trusts and deposit therein cash, stock, or other property or make other arrangements to meet Federated's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the CEO otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and
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          reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

     (e) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of Federated for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

     (f) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of laws, and applicable federal law.

     (g) Effective Date. The Plan shall become effective on approval by the Board and the vote of a majority of the outstanding voting stock of Federated.